 EXHIBIT 10.1

AMENDMENT TO OFFICER AGREEMENT

THIS AMENDMENT TO OFFICER AGREEMENT (“Amendment”) is made and entered into this 21st day of December, 2011 (“Effective Date”), by and between Silgan Plastics LLC, the successor by merger to Silgan Plastics Corporation (“Company”), and Alan H. Koblin (“Officer”).

RECITALS

A.           Company and Officer are parties to a certain Officer Agreement dated January 5, 2007 (“Agreement”).

B.           Company and Officer desire to amend the Agreement in accordance with the procedure for Amendment set forth in paragraph 10 of the Agreement.

NOW, THEREFORE, in consideration of the above and of the mutual covenants and agreements hereinafter set forth, Officer and Company agree to amend the Agreement as follows:

1.	Termination of Officer’s Employment. Company and Officer agree that Officer’s employment with Company will be terminated without cause, effective January 1, 2012.

2.	Monetary Payments to Officer.

(a)
In exchange and consideration for Officer’s full release of claims pursuant hereto and pursuant to the attached Separation Agreement and Release between Company and Officer (the “Release”) and his agreement to amend his post-termination restrictions as set forth herein, Company agrees:

(i)	to continue Officer’s salary and benefits, consistent with its regular payroll and benefit practices, through January 1, 2012 (January 31, 2012 for medical benefits consistent with such benefits);

(ii)	to pay Officer his accrued vacation as of January 1, 2012 (including his accrued vacation for 2012) by no later than January 20, 2012;

(iii)
following Officer’s termination on January 1, 2012, to pay Officer severance payments in the aggregate amount of Three Hundred Ninety-One Thousand Eight Hundred Seventy-Five Dollars ($391,875), less all applicable taxes and withholdings.  Such severance payments will be paid in the form of salary continuation in equal monthly payments pursuant to the Company’s normal payroll practices, with such aggregate amount to be spread and paid over a two-year period, i.e., beginning on January 1, 2012, and ending on December 31, 2013 and with such payments to begin on the first payroll date following the seven day revocation period referred to in Section 7(e) of the Release (the “Revocation Period”);

(iv)	in accordance with the Release, the payments and other benefits expressly provided for in Section 2 of the Release;

(v)
as promptly as practical following the expiration of the Revocation Period without any revocation by Employee of the Release but no later than January 20, 2012, to pay Officer a one-time payment in an amount equal to $250,539.16;

(vi)	to pay an amount equal to the bonus the Officer would have received under the Company’s applicable bonus plan for 2011 by no later than April 15, 2012.

(b)	Officer agrees and acknowledges that these monetary payments are paid in full and complete settlement of any and all claims relating to or arising out of Officer’s employment with Company.

(c)
Officer and Company agree that the monetary payments specified in this paragraph modify, replace and supersede the Termination provisions in paragraph 9 of the Agreement in their entirety and, except as set forth in this Amendment, no other payment, compensation, insurance or other benefits, allowances, bonuses, or other compensation or severance, or separation pay, fees or expenses of any sort will be furnished or paid to Officer.

(d)
Officer acknowledges and agrees that the consideration referenced above in paragraphs 2(a)(iv) and 2(a)(v) is valuable consideration to which Officer would not otherwise be entitled upon termination of his employment from Company.

3.
Post-Termination Restrictions.  In exchange for the consideration being paid and provided to Officer in this Amendment, Officer agrees that all Post-Termination Restrictions in paragraph 3 of the Agreement shall run for two years following Officer’s last day of employment, i.e., until January 1, 2014.  Officer hereby acknowledges and agrees that such Post-Termination Restrictions are and shall be fully enforceable, and that a substantial portion of the payments and benefits in this Amendment would not be paid or provided to Officer but for his agreeing to extend his Post-Termination Restrictions from one year to two years.

4.
Full, General Release of Claims.  Officer agrees to execute the Release, which is attached as Exhibit A to this Amendment and incorporated herein by this reference.  The parties agree that this Amendment only becomes effective upon the execution by Employee of this Amendment, the Release and the expiration of the Revocation Period referred to in Section 7(e) thereof without revocation of the Release by Employee.

5.	Unaltered Provisions of the Agreement Remain in full force and effect. Officer and Company agree that the other, unaltered provisions of the Agreement shall remain in full force and effect.

6.
Litigation.  Any litigation involving any noncompliance with or breach or threatened breach of this Amendment, or regarding the interpretation, validity and/or enforceability of this Amendment, shall be filed and conducted exclusively in St. Louis, Missouri; and this Amendment shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

PLEASE NOTE:  BY SIGNING THIS AMENDMENT, OFFICER IS HEREBY CERTIFYING THAT OFFICER (A) HAS RECEIVED A COPY OF THIS AMENDMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AMENDMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AMENDMENT TO ASK ANY QUESTIONS OFFICER HAS ABOUT THE AMENDMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS OFFICER’S RIGHTS AND OBLIGATIONS UNDER THE AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written.

/s/ Alan H. Koblin
Officer: Alan H. Koblin
Address: 13037 Fairfield Oaks Road St. Louis, MO 63141

/s/ Adam J. Greenlee
Name: Adam J. Greenlee
Title: Vice President

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made between Silgan Plastics LLC, including its subsidiaries, affiliates, successors and assigns (“Silgan”) and Alan H. Koblin (“Employee”).

WHEREAS, Silgan desires to terminate the employment relationship and settle all legal rights and obligations resulting from employee’s employment with Silgan.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations and undertakings of the parties set forth herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Employee’s employment with Silgan will terminate effective January 1, 2012.

2.	In consideration for Employee’s execution of this Agreement, Silgan agrees:
(a)	To pay Employee $75,360.58(10 weeks) as severance, less deductions required by law.

(b)
The employee’s current active healthcare benefits (Medical, Dental and Vision) will end on January 31, 2012.  The employee and eligible family members who are qualified beneficiaries will be eligible to continue coverage under Cobra beginning on February 1, 2012 as long as the eligible employee timely elects and pays for such coverage.  The first 3 months of such coverage will be offered at the current active employee rate rather than the Cobra rate.  After such 3 month period, current Cobra rates shall apply.

3.
The parties agree that the compensation and benefits described above provided Employee by Silgan represents additional compensation and benefits to which Employee would not be entitled absent this Agreement.  The parties further agree that the compensation and benefits described above constitute the total understanding of all compensation and benefits payable by Silgan to Employee with regard to employment by Silgan and the termination thereof, and that no other compensation, bonuses, benefits or payments of any kind will be paid other than the amounts set forth above, with the exception of payments and other benefits due to Employee under the signed Officer Agreement dated January 5, 2007, as amended by the Amendment to Officer Agreement dated December 21, 2011.

4.
Employee hereby waives and releases Silgan, its subsidiaries, related, parent, affiliated corporations and business entities, their successors and assigns, and their past and present officers, directors, shareholders, employees and agents (“the Released Parties”) from any and all claims made, to be made, or which might have been made of whatever nature,  whether known or unknown, since the beginning of time through the date of this Agreement, including, but not limited to, any claim Employee may have under any agreements which Employee may have with any of the Released Parties, any claims that arose as a consequence of Employee’s employment by Silgan, or arising out of the termination of the employment relationship, or arising out of any acts committed or omitted during or after the existence of the employment relationship through the date of this Agreement.  Such release and waiver of claims will include, but shall not be limited to, those claims which were, could have been, or could be the subject of an internal grievance or appeal procedure or an administrative or judicial proceeding filed either by Employee or on Employee’s behalf under any federal, state or local law or regulation, any claim of discrimination under any state or federal statute, regulation or ordinance including but not limited to Titles 29 and 42 of the United States Code, Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Fair Labor Standards Act of 1938, as amended, the Rehabilitation Act of 1973, as amended, the Older Worker Benefit Protection Act, the Missouri Human Rights Act, any other federal, state or local law, ordinance or regulation regarding employment, discrimination in employment or termination of employment, any claims for breach of contract, wrongful termination, promissory estoppel, detrimental reliance, negligent or intentional infliction of emotional distress, or any other actions at common law, in contract or tort, all claims for lost wages, bonuses, commissions, benefits, expenses, severance, service letter, re-employment, compensatory or punitive damages, attorney’s fees, and all claims for any other type of legal or equitable relief.  Employee further waives all rights to future employment with Silgan and agrees not to apply for employment with Silgan. The foregoing notwithstanding, Employee does not waive any claims arising out of the breach by Silgan of this Agreement, the Officer Agreement or the Amendment to the Officer Agreement.

This Agreement does not affect any vested rights Employee may have under any retirement plan of Silgan, including, but not limited to, a contribution (currently estimated at $102,700) by Silgan to Employee’s Supplemental Pension Plan pursuant to the terms thereof in 2012 to be made no later than January 20, 2012.

5.	Employee covenants not to sue Silgan or any other party released herein with respect to any claim released pursuant to this Agreement.

6.
Employee agrees that the terms and provisions of this Agreement and the fact and amount of consideration paid pursuant to this Agreement, shall at all times remain confidential and not be disclosed to anyone not a party to this Agreement, other than (1) to the extent disclosure is required by law, or (2) to his/her spouse, or (3) to his/her attorneys, accountant and tax advisors who have a need to know in order to render Employee professional advice or service.  Employee agrees to ensure said individuals maintain such confidentiality.

7.	By execution of this document, Employee expressly waives any and all rights to claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq.:

(a)	Employee acknowledges that Employee’s waiver of rights or claims refers to rights or claims arising under the Age Discrimination in Employment Act of 1967, is in writing and is understood by Employee;

(b)	Employee expressly understands that by execution of this document, Employee does not waive any rights or claims that may arise after the date the waiver is executed;

(c)
Employee acknowledges that the waiver of Employee’s rights or claims arising under the Age Discrimination in Employment Act is in exchange for the consideration outlined in this Agreement which is above and beyond that to which Employee is entitled;

(d)
Employee acknowledges that Silgan expressly advised Employee on  December 16,2011 to consult an attorney of Employee’s choosing prior to executing this document and that Employee has been given a period of not less than twenty-one (21) days within which to consider this Agreement;

(e)
Employee acknowledges that Employee has been advised by Silgan that Employee is entitled to revoke (in the event Employee executes this document) Employee’s waiver of rights or claims arising under the Age Discrimination in Employment Act within seven (7) days after executing this document by written notice to Silgan and that said waiver will not and does not become effective or enforceable until the seven (7) day period has expired. Employee agrees that payment of monies due under this executed and unrevoked waiver shall not be payable until the seven (7) day revocation period has expired without revocation by Employee and upon the next payroll period shortly thereafter.

8.	Employee acknowledges that all information to which Employee had access or created during employment with Silgan is and remains Silgan’s property. Employee agrees to keep confidential

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and not disclose to anyone and not use, for himself or anyone else, any such information which has not been made available generally to the public by Silgan.  “Information” includes all information and tangible or intangible items or devices relating to Silgan’s (and its affiliates’) plans, processes, products, finances, techniques, costs, personnel, facilities, organizations, business plans and strategies, policies, manufacturing and production techniques and procedures, mass marketing information, customers, customer lists, research and development and any other type of information, whether or not protected by patent or copyright.

9.
Employee agrees to promptly return to Silgan any and all electronic media files, company keys, credit cards, equipment (except laptop computer, Blackberry and home printer), documents, papers, records, notes, memoranda, plans, files and other records containing information concerning Silgan or its customers or operations and other records containing information concerning Silgan or its employees, customers or operations.

10.
The failure in one or more instance of Silgan to insist upon performance of one or more of the terms or conditions of this Agreement, to exercise any right or privilege herein conferred, or the waiver by Silgan of any breach of any of the terms or conditions of this Agreement shall not be construed as a subsequent waiver by Silgan of any subsequent breach of any of such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

11.
Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law or to be contrary to law, and whenever there is any conflict between any provision of this Agreement and any present or future statute, law, government regulation or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement affected shall be curtailed and restricted only to the extent necessary to bring them within legal requirements.

12.
The existence and execution of this Agreement shall not be considered, and shall not be admissible in any proceeding, as an admission by Silgan or anyone released hereby, of any liability, error, violation or omission.

13.
This Agreement shall be governed by, and construed and interpreted according to, the laws of the State of Missouri and whenever possible, each provision herein shall be interpreted in such manner as to be effective or valid under applicable law.

14.
The parties acknowledge this Agreement constitutes the entire agreement between them superseding all prior written and oral agreements or understandings between the parties, with the exception that Employee and Silgan shall continue to be bound by the Officer Agreement dated January 5, 2007 and the Amendment thereto executed contemporaneously with this Agreement.

15.	The parties hereto agree that this Agreement may not be modified, altered or changed except by written agreement signed by the parties hereto.

16.
Employee acknowledges Employee has read this Agreement, that Employee has had a reasonable amount of time to consider its terms, that the only consideration for Employee signing this Agreement are the terms stated above, that no other promise, agreement, statement or representation of any kind has been made to Employee by any person or entity to cause Employee to sign this Agreement, that Employee is competent to execute this Agreement, that Employee has had an adequate opportunity to discuss this Agreement with an attorney and Employee has done so or Employee has voluntarily elected not to do so, that Employee fully understands the meaning and intent of this Agreement, and that Employee has voluntarily executed this Agreement of Employee’s own free will.

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AGREED TO AND ACCEPTED BY:

_______________________________________
(Employee Signature)

Date:  _______________________________________

If not signed in the presence of a Silgan HR Representative, then Employee Signature must be notarized.

STATE OF __________)
                                                 ) ss.
COUNTY OF __________      )

COMES NOW ____________ who states to me that he/she has read and understands the foregoing Agreement and agrees to and accepts its terms and conditions as a free act of his own volition.

______________________
Notary Public

My Commission Expires:

SILGAN PLASTICS LLC

By:

Date:

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